UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of the Registrant

Amended and Restated Senior Credit Agreement

On January 21, 2004, Brigham Exploration Company amended and restated its $80 million Second Amended and Restated Credit Agreement, dated as of March 21, 2003, with the lenders party thereto, Société Générale, as lead arranger, administrative agent and issuing lender, The Royal Bank of Scotland plc, as co-arranger and documentation agent, Bank of America, N.A., as co-arranger and syndication agent and two other banks, Hibernia National Bank and Natexas Banques Populaires.

The following significant revisions to the senior credit agreement were made:

1.	The amended senior credit agreement provides up to $100 million in borrowing capacity, with the opportunity to increase the borrowing capacity under certain circumstances. Brigham’s initial borrowing base under the amended and restated senior credit agreement is $68.5 million.

2.	The term of the senior credit agreement was extended from March 21, 2006 to the earlier of (a) March 21, 2009 or (b) 60 days prior to the maturity of our subordinated debt (if any subordinated debt remains outstanding on such date). Our subordinated debt matures on March 21, 2009.

3.	The interest rate payable by Brigham on borrowings outstanding under the senior credit agreement was reduced. The interest rate calculation is based on Eurodollars (LIBOR) or Base Rate (Prime) indications, plus a margin. These margins are subject to increase if the total amount borrowed under the senior credit agreement reaches certain percentages of Brigham’s borrowing base, as shown below:

Credit Agreement prior to amendment:

Percent of Borrowing Base Utilized	Eurodollar Rate Advances	Base Rate Advances
< 25%	1.500%	0.500%
≥ 25% and < 50%	1.750%	0.750%
≥ 50% and < 75%	2.000%	1.000%
≥ 75% and < 90%	2.250%	1.250%
≥ 90%	2.500%	1.500%

As amended:

Percent of Borrowing Base Utilized	Eurodollar Rate Advances	Base Rate Advances
< 25%	1.250%	0.250%
≥ 25% and < 50%	1.375%	0.375%
≥ 50% and < 75%	1.625%	0.625%
≥ 75% and < 90%	1.875%	0.875%
≥ 90%	2.000%	1.000%

4.	As part of the amendment, the senior credit agreement provides for Brigham to pay a quarterly commitment fee on the average daily-unused portion of its borrowing base. The commitment fees are subject to decrease as the percentage of the borrowing base utilized by Brigham increases, as shown below:

As amended:

Percent of Borrowing Base Utilized	Prior	As amended
< 25%	0.500%	0.250%
≥ 25% and < 50%	0.500%	0.250%
≥ 50% and < 75%	0.500%	0.375%
≥ 75% and < 90%	0.500%	0.375%
≥ 90%	0.500%	0.500%

5.	As part of the amendment, Brigham is required to maintain an Interest Coverage Ratio (as that term is defined in the senior credit agreement) for the four most recent fiscal quarters of at least 3.0 to 1.0 at the end of any quarter. Prior to the amendment, Brigham was required to maintain an Interest Coverage Ratio of at least 3.25 to 1.0.

6.	Brigham’s borrowing base is subject to redetermination at least semi-annually using the administrative agent and lenders’ usual and customary criteria for oil and gas reserve valuation. While Brigham does not expect the amount it has borrowed under the senior credit agreement to exceed its borrowing base, in the event that the borrowing base is adjusted below the amount borrowed, Brigham has a period of six months to reduce its outstanding debt to the borrowing base available with a requirement to provide additional borrowing base assets or pay down one-sixth of the excess during each of the six months.

7.	The senior credit agreement also contains customary restrictions, which includes, among others, restrictions on liens, restrictions on incurring other indebtedness, restrictions on mergers, restrictions on investments, and restrictions on hedging activity of a speculative nature or with counterparties having credit ratings below specified levels.

The Third Amended and Restated Senior Credit Agreement will be filed as an exhibit to the Brigham Exploration Company Annual Report on Form 10-K for the year ended December 31, 2004.

Amended and Restated Subordinated Credit Agreement

On January 21, 2004, Brigham Exploration Company amended and restated its $20 million Amended and Restated Subordinated Credit Agreement, dated as of March 21, 2003, with The Royal Bank of Scotland plc, as agent.

The following significant revisions to the subordinated credit agreement were made:

1.	The interest rate payable by Brigham on borrowings outstanding under the subordinated credit agreement was reduced. The interest rate calculation is based on the Eurodollar rate (LIBOR), plus a margin of 3.90%. Prior to amendment Brigham was required to an interest rate based on the Eurodollar rate (LIBOR), plus a margin of 5.05%.

2.	The price deck used to calculate NPV (as that term is defined in the subordinated credit agreement) for the Total Calculated NPV to Total Debt Ratio (as that term is defined in the subordinated credit agreement) has increased.

•	As amended the price assumptions used to determine NPV for reserves will be based upon the following price decks: (i) for natural gas, the Gas Strip Price, provided that if any Gas Strip Price is greater than $4.00 per MMBtu, the price shall be capped at $4.00 per MMBtu, and (ii) for crude oil, the Oil Strip Price, provided that if any Oil Strip Price is greater than $27 per barrel, the price shall be capped at $27 per barrel.

•	Prior to the amendments, the price assumptions used to determine NPV for reserves was based upon the following price decks: (i) for natural gas, the Gas Strip Price, provided that if any Gas Strip Price is greater than $3.50 per MMBtu, the price shall be capped at $3.50 per MMBtu, and (ii) for crude oil, the Oil Strip Price, provided that if any Oil Strip Price is greater than $22 per barrel, the price shall be capped at $22 per barrel.

3.	As part of the amendment, Brigham is required to maintain an Interest Coverage Ratio (as those terms are defined in the senior credit agreement) for the four most recent fiscal quarters of at least 3.0 to 1.0 at the end of any quarter. Prior to the amendment, Brigham was required to maintain an Interest Coverage Ratio of 3.25 to 1.

4.	The subordinated credit agreement also contains customary restrictions, which includes, among others, restrictions on liens, restrictions on incurring other indebtedness, restrictions on mergers, restrictions on investments, and restrictions on hedging activity of a speculative nature or with counterparties having credit ratings below specified levels.

The Second Amended and Restated Subordinated Credit Agreement will be filed as an exhibit to the Brigham Exploration Company Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: January 25, 2005
	By:	/s/ Eugene B. Shepherd, Jr
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer